EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPOTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James C. Mroczkowski, Chief Financial Officer of Merchants and Manufacturers Bancorporation, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

(1) The Quarterly Report of Merchants and Manufacturers Bancorporation, Inc. for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (14 U.S.C. 78m or 78o (d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merchants and Manufacturers Bancorporation, Inc.

                                /s/ James C. Mroczkowski
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                               Name: James C. Mroczkowski
                               Title: Chief Financial Officer
                               Date: November 13, 2003